UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

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     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
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[ ]  Soliciting Material Pursuant to ss.240.14a-12

                        GYRODYNE COMPANY OF AMERICA, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 15, 2006, the registrant delivered a letter to Full Value Partners
L.P. ("FVP") in response to FVP's October 30, 2006 letter to the registrant notifying the registrant of the intention of FVP to nominate three persons for election as directors and to present a proposal at the registrant's annual shareholders meeting on December 7, 2006. The text of the foregoing letter appears below.
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    [TEXT OF LETTER DELIVERED BY THE REGISTRANT TO FULL VALUE PARTNERS L.P.]


                        GYRODYNE COMPANY OF AMERICA, INC.
                                 ONE FLOWERFIELD
                                    SUITE 24
                            ST. JAMES, NEW YORK 11780


November 15, 2006

Andrew Dakos
Managing Member
Full Value Advisors LLC
Park 80 West, Plaza Two
Saddle Brook, NJ  07663

Dear Mr. Dakos:

     This is to respond to your letter, dated October 30, 2006, notifying Gyrodyne of the intention of Full Value Partners L.P., at Gyrodyne's annual shareholders meeting on December 7, 2006, to nominate three persons for election as directors and to present a proposal to terminate Gyrodyne's Shareholders' Rights Plan.

     As you are aware and for the reasons set forth below, your letter does not satisfy the notice requirements of Gyrodyne's by-laws. In order for a shareholder nomination or proposal to be raised at an annual meeting of shareholders, Gyrodyne's by-laws require that written notice of the nomination or proposal must be received by the Company not less than 120 days before the anniversary date of the prior year's annual meeting. For the 2006 annual meeting of shareholders, the written notice was required to be given not later than August 11, 2006, as stated in Gyrodyne's proxy statement for last year's annual shareholders meeting. Nor does your letter satisfy the by-laws' special provision for notices of nominations to fill newly created vacancies. The by-laws, which are on file with the SEC and of which you are aware, require that a notice of a nomination following a public announcement of an increase in the

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size of the board must be delivered to Gyrodyne not later than the tenth day following the date of the announcement and that nominations may only be made for the new position(s) created by the increase. Gyrodyne's public announcement regarding the increase in the size of the board from seven to eight directors was made on October 18, 2006. Accordingly, if you make your nominations and/or proposal at the annual meeting, the Chairman of the Board intends to rule such nominations and/or proposal out of order.


Very truly yours,

/s/ Peter Pitsiokos
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Peter Pitsiokos
Secretary


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On November 13, 2006, the Company filed a proxy statement in connection with its
2006 Annual Meeting of Shareholders. The Company's shareholders are urged to read carefully the proxy statement and other relevant materials which were mailed to shareholders commencing on November 13, 2006, because they contain important information about the 2006 Annual Meeting.